BancFirst Corporation
101 NORTH BROADWAY
OKLAHOMA CITY, OKLAHOMA 73102

PRESS RELEASE

For Immediate Release:  Tuesday, January 19, 2010
For further information call Joe T. Shockley Jr., Chief Financial Officer (405) 270-1003
   or David Rainbolt, Chief Executive Officer at (405) 270-1002

BANCFIRST CORPORATION REPORTS FOURTH QUARTER EARNINGS

BancFirst Corporation (NASDAQ: BANF) reported net income of $9.8 million or $0.63 per diluted earnings per share for the fourth quarter and $32.6 million or $2.09 per diluted earnings per share for the year ended December 31, 2009.  The results compare to $8.1 million or $0.52 per diluted earnings per share and $44.4 million or $2.85 per diluted earnings per share for the fourth quarter and year ended December 31, 2008, respectively.

For the fourth quarter of 2009, the Company’s net interest income was $34.1 million, up slightly from $33.7 million in the fourth quarter a year ago. The Company’s net interest margin decreased to 3.35% for the fourth quarter of 2009 compared to 3.85% in the same quarter a year ago. However, average earning assets increased to $4.1 billion up from $3.5 billion in the same period in 2008. The Company’s loan loss provision was $1.2 million the fourth quarter compared to $3.1 million in the same period in 2008. Noninterest income totaled $16.2 million for the quarter virtually the same compared to the fourth quarter a year ago.  Noninterest expense for the quarter was $33.9 million, down from $34.2 million in the fourth quarter of 2008.

At December 31, 2009, nonperforming loans equaled 1.13% of total assets up from 0.72% a year ago. Net charge-offs were 0.12% of loans for the fourth quarter and 0.30% for the year 2009, below industry peer levels. At year-end 2009, total assets of the Company reached $4.4 billion, an increase of $549 million over the prior year end.  Loans totaled $2.7 billion, virtually unchanged from December 31, 2008, while deposits increased to $3.9 billion, up $551 million or 16.3% over the prior year.  The Company’s equity capital was $430.8 million or 9.8% of total assets.

On December 8, 2009, the Company completed the acquisition of First Jones Bancorporation and its subsidiary bank, First State Bank, Jones, Oklahoma. First State Bank has total assets of approximately $41 million.  The bank will be merged into BancFirst in March 2010.

BancFirst Corporation is an Oklahoma based financial services holding company.  The Company’s principal subsidiary bank, BancFirst, is Oklahoma’s largest state-chartered bank with 88 banking locations serving 44 communities across Oklahoma.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters.  Forward-looking statements include estimates and give management’s current expectations or forecasts of future events.  The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time.  Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2009
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$31,753	$32,546	$32,952	$34,070	$131,321
Provision for loan losses	3,365	4,851	998	1,175	10,389
Securities transactions	339	(37)	20	14	336
Total noninterest income	16,622	17,043	17,039	16,160	66,864
Salaries and employee benefits	20,117	19,896	19,938	19,068	79,019
Total noninterest expense	34,529	35,218	35,481	33,889	139,117
Net income	7,125	6,260	9,390	9,834	32,609
Per Common Share Data:
Net income-basic	0.47	0.41	0.61	0.64	2.13
Net income-diluted	0.46	0.40	0.60	0.63	2.09
Cash dividends declared	0.22	0.22	0.23	0.23	0.90
Common shares outstanding	15,291,641	15,301,641	15,302,891	15,308,741	15,308,741
Average common shares outstanding -
Basic	15,291,636	15,298,075	15,302,199	15,307,019	15,299,781
Diluted	15,579,090	15,604,279	15,585,955	15,600,964	15,593,789
Performance Ratios:
Return on average assets	0.75%	0.61%	0.86%	0.89%	0.78%
Return on average equity	6.92	5.95	8.77	9.06	7.70
Net interest margin	3.69	3.44	3.27	3.35	3.42
Efficiency ratio	71.38	71.02	70.97	67.47	70.20

	2008
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$35,387	$34,774	$35,251	$33,695	$139,107
Provision for loan losses	1,780	3,539	2,270	3,087	10,676
Securities transactions	28	6,121	776	13	6,938
Total noninterest income	17,241	23,330	17,784	16,030	74,385
Salaries and employee benefits	20,189	20,366	20,038	19,293	79,886
Total noninterest expense	32,928	33,596	34,307	34,175	135,006
Net income	11,594	13,737	10,958	8,069	44,358
Per Common Share Data:
Net income-basic	0.76	0.91	0.72	0.53	2.91
Net income-diluted	0.74	0.89	0.70	0.52	2.85
Cash dividends declared	0.20	0.20	0.22	0.22	0.84
Common shares outstanding	15,183,483	15,186,632	15,242,061	15,281,141	15,281,141
Average common shares outstanding -
Basic	15,208,049	15,185,763	15,217,546	15,263,507	15,218,835
Diluted	15,562,570	15,548,687	15,589,215	15,606,950	15,578,463
Performance Ratios:
Return on average assets	1.26%	1.46%	1.13%	0.84%	1.17%
Return on average equity	12.24	14.14	11.04	7.94	11.30
Net interest margin	4.24	4.08	4.03	3.85	4.05
Efficiency ratio	62.57	57.82	64.69	68.73	63.24

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share data - Unaudited)

	2009
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,958,155	$4,269,325	$4,322,103	$4,416,209
Total loans	2,808,499	2,738,238	2,713,169	2,738,654
Allowance for loan losses	(36,765)	(39,334)	(36,016)	(36,383)
Securities	439,220	417,738	391,627	417,286
Deposits	3,471,518	3,782,822	3,831,823	3,929,016
Stockholders' equity	416,381	419,202	425,638	430,824
Book value per common share	27.23	27.40	27.81	28.14
Tangible book value per common share	24.51	24.69	25.12	25.41
Balance Sheet Ratios:
Average loans to deposits	83.29%	79.67%	70.39%	69.54%
Average earning assets to total assets	91.51	92.08	92.97	93.01
Average stockholders' equity to average assets	10.85	10.52	9.79	9.84
Asset Quality Data:
Past due loans	$867	$21,530	$9,941	$853
Nonaccrual loans	25,255	24,186	37,319	37,133
Restructured loans	353	1,115	561	1,970
Total nonperforming and restructured loans	26,475	46,831	47,821	39,956
Other real estate owned and repossessed assets	5,576	11,543	10,587	9,881
Total nonperforming and restructured assets	32,051	58,374	58,408	49,837
Nonperforming and restructured loans to total loans	0.94%	1.68%	1.76%	1.46%
Nonperforming and restructured assets to total assets	0.81	1.35	1.35	1.13
Allowance to total loans	1.31	1.44	1.33	1.33
Allowance to nonperforming and restructured loans	138.87	83.99	75.31	91.06
Net charge-offs to average loans	0.13	0.33	0.63	0.12

	2008
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,786,111	$3,842,364	$3,825,518	$3,867,204
Total loans	2,500,849	2,608,913	2,730,409	2,757,854
Allowance for loan losses	(30,193)	(33,512)	(33,862)	(34,290)
Securities	462,832	448,350	462,595	455,568
Deposits	3,302,103	3,369,912	3,361,233	3,377,608
Stockholders' equity	386,177	387,181	397,648	413,791
Book value per common share	25.43	25.49	26.09	27.08
Tangible book value per common share	22.65	22.73	23.35	24.34
Balance Sheet Ratios:
Average loans to deposits	76.91%	77.19%	78.85%	82.23%
Average earning assets to total assets	91.27	90.91	91.10	91.63
Average stockholders' equity to average assets	10.27	10.30	10.25	10.55
Asset Quality Data:
Past due loans	$643	$2,043	$892	$1,346
Nonaccrual loans	11,892	11,070	20,229	21,359
Restructured loans	864	833	940	1,022
Total nonperforming and restructured loans	13,399	13,946	22,061	23,727
Other real estate owned and repossessed assets	2,074	2,311	3,423	3,997
Total nonperforming and restructured assets	15,473	16,257	25,484	27,724
Nonperforming and restructured loans to total loans	0.54%	0.53%	0.81%	0.86%
Nonperforming and restructured assets to total assets	0.41	0.42	0.67	0.72
Allowance to total loans	1.21	1.28	1.24	1.24
Allowance to nonperforming and restructured loans	225.34	240.30	153.50	144.52
Net charge-offs to average loans	0.12	0.03	0.28	0.38

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2009			December 31, 2009
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$2,701,707	$38,381	5.64%	$2,749,544	$153,059	5.57%
Securities – taxable	355,631	3,079	3.43	379,702	13,436	3.54
Securities – tax exempt	35,861	507	5.61	38,081	2,151	5.65
Interest bearing deposits with banks	967,586	643	0.26	695,167	2,241	0.32
Total earning assets	4,060,785	42,610	4.16	3,862,494	170,887	4.42

Nonearning assets:
Cash and due from banks	108,219			113,207
Interest receivable and other assets	232,811			233,885
Allowance for loan losses	(36,081)			(36,607)
Total nonearning assets	304,949			310,485
Total assets	$4,365,734			$4,172,979

LIABILITIES AND
STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$528,816	$325	0.24%	$518,914	$1,218	0.23%
Savings deposits	1,351,087	3,359	0.99	1,228,697	15,513	1.26
Time deposits	877,225	4,101	1.85	885,403	19,777	2.23
Short-term borrowings	1,103	-	-	2,883	11	0.38
Junior subordinated debentures	26,804	493	7.30	26,804	1,966	7.33
Total interest-bearing liabilities	2,785,035	8,278	1.18	2,662,701	38,485	1.45

Interest-free funds:
Noninterest bearing deposits	1,122,045			1,054,291
Interest payable and other liabilities	28,155			32,239
Stockholders’ equity	430,499			423,748
Total interest free-funds	1,580,699			1,510,278
Total liabilities
and stockholders’ equity	$4,365,734			$4,172,979
Net interest income		$34,332			$132,402
Net interest spread			2.98%			2.97%
Net interest margin			3.35%			3.42%